MANAGEMENT AGREEMENT
       This MANAGEMENT AGREEMENT ("Agreement") is made as of the 1st day of August, 2008 by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the
"Company"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a
Delaware corporation (the "Investment Manager").
       WHEREAS, a majority of those members of the Board of Trustees of the Company (collectively, the "Board of Directors", and each Trustee individually a "Director") who are not "interested persons" as defined in Investment Company Act (hereinafter referred to as the
"Independent Directors"), during its most recent annual evaluation of the terms of the Agreement pursuant to Section 15(c) of the Investment
Company Act, has approved the continuance of the Agreement as it relates to each series of shares of the Company set forth on Schedule
B attached hereto (the "Funds").
       NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:
1. Investment Management Services. The Investment Manager shall supervise the investments of each Fund. In such capacity, the
Investment Manager shall maintain a continuous investment program for each such Fund, determine what securities shall be purchased or sold by each Fund, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.
2. Compliance with Laws. All functions undertaken by the Investment
Manager hereunder shall at all times conform to, and be in
accordance with, any requirements imposed by:
(a) the Investment Company Act and any rules and regulations promulgated thereunder;
(b) any other applicable provisions of law;
(c) the Declaration of Trust of the Company as amended from
time to time;
(d) the By-Laws of the Company as amended from time to time;
(e) the Multiple Class Plan; and
(f) the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933
and the Investment Company Act.
3. Board Supervision. All of the functions undertaken by the
Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors, its executive committee, or any committee or officers of the Company acting under the
authority of the Board of Directors.
4. Payment of Expenses.  The Investment Manager will pay all the expenses of each class of each Fund that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of the Independent
Directors (including counsel fees), and expenses incurred in connection with the provision of shareholder services and
distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each Fund that it shall manage, including but not limited to office space,
office furniture, fixtures and equipment, office supplies,
computer hardware and software and salaried and hourly paid
personnel. The Investment Manager may at its expense employ
others to provide all or any part of such facilities and
personnel.
5. Account Fees.  The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the
appropriate Fund or the Investment Manager at the discretion of the Board of Directors. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.
6. Management Fees.
(a) In consideration of the services provided by the Investment
Manager, each class of a Fund shall pay to the Investment
Manager a management fee that is calculated as described in
this Section 6 using the fee schedules described herein.
(b) Definitions
(1) An "Investment Team" is the Portfolio Managers that
the Investment Manager has designated to manage a
given portfolio.
(2) An "Investment Strategy" is the processes and
policies implemented by the Investment Manager for
pursuing a particular investment objective managed by
an Investment Team.
(3) A "Primary Strategy Portfolio" is each Fund, as well
as any other series of any other registered investment
company for which the Investment Manager serves as the
investment manager and for which American Century
Investment Services, Inc. serves as the distributor;
provided, however, that a registered investment
company that invests its assets exclusively in the
shares of other registered investment companies shall
not be a Primary Strategy Portfolio. Any exceptions to
the above requirements shall be approved by the Board
of Directors.
(4) A "Secondary Strategy Portfolio" is another account
managed by the Investment Manager that is managed by
the same Investment Team as that assigned to manage
any Primary Strategy Portfolio that shares the same
board of directors or board of trustees as the
Company. Any exceptions to this requirement shall be
approved by the Board of Directors.
(5) An "Investment Category" for a Fund is the group to
which the Fund is assigned for determining the first
component of its management fee. Each Primary Strategy
Portfolio is assigned to one of the three Investment
Categories indicated below. The Investment Category
assignments for the Funds appear in Schedule B to this
Agreement. The amount of assets in each of the
Investment Categories ("Investment Category Assets")
is determined as follows:
a) Money Market Fund Category Assets.  The assets
which are used to determine the fee for this
Investment Category is the sum of the assets of
all of the Primary Strategy Portfolios and
Secondary Strategy Portfolios that invest
primarily in debt securities and are subject to
Rule 2a-7 under the Investment Company Act.
b) Bond Fund Category Assets. The assets which are
used to determine the fee for this Investment
Category is the sum the assets of all of the
Primary Strategy Portfolios and Secondary
Strategy Portfolios that invest primarily in debt
securities and are not subject to Rule 2a-7 under
the Investment Company Act.
c) Equity Fund Category Assets.  The assets which
are used to determine the fee for this Investment
Category is the sum the assets of all of the
Primary Strategy Portfolios and Secondary
Strategy Portfolios that invest primarily in
equity securities.
(6) The "Per Annum Investment Category Fee Dollar Amount"
for a Fund is the dollar amount resulting from
applying the applicable Investment Category Fee
Schedule for the Fund (as shown on Schedule A) using
the applicable Investment Category Assets.
(7) The "Per Annum Investment Category Fee Rate" for Fund
is the percentage rate that results from dividing the
Per Annum Investment Category Fee Dollar Amount for
the Fund by the applicable Investment Category Assets
for the Fund.
(8) The "Complex Assets" is the sum of the assets in all
of the Primary Strategy Portfolios.
(9) The "Per Annum Complex Fee Dollar Amount" for a class
of a Fund shall be the dollar amount resulting from
application of the Complex Assets to the Complex Fee
Schedule for the class as shown in Schedule C.
(10) The "Per Annum Complex Fee Rate" for a class of a
Fund is the percentage rate that results from dividing
the Per Annum Complex Fee Dollar Amount for the class
of a Fund by the Complex Assets.
(11) The "Per Annum Management Fee Rate" for a class of a
Fund is the sum of the Per Annum Investment Category
Fee Rate applicable to the Fund and the Per Annum
Complex Fee Rate applicable to the class of the Fund.
(c) Daily Management Fee Calculation.  For each calendar day, each class of each Fund shall accrue a fee calculated by
multiplying the Per Annum Management Fee Rate for that
class times the net assets of the class on that day, and
further dividing that product by 365 (366 in leap years).
(d) Monthly Management Fee Payment. On the first business day of each month, each class of each series Fund shall pay the
management fee to the Investment Manager for the previous
month. The fee for the previous month shall be the sum of
the Daily Management Fee Calculations for each calendar day
in the previous month.
(e) Additional Series or Classes. In the event that the Board of Directors shall determine to issue any additional series
of shares for which it is proposed that the Investment
Manager serve as investment manager, the Company and the
Investment Manager shall enter into an Addendum to this
Agreement setting forth the name of the series and/or
classes, as appropriate, the Applicable Fee and such other
terms and conditions as are applicable to the management of
such series and/or classes, or, in the alternative, enter
into a separate management agreement that relates
specifically to such series or classes of shares.
7. Continuation of Agreement.  This Agreement shall become effective for each Fund as of the date first set forth above and shall continue in effect for each Fund until August 1, 2009, unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter for each Fund only as long as such continuance is specifically approved at least annually (i)
by either the Board of Directors or by the vote of a majority of the outstanding voting securities of such Fund, and (ii) by the vote of a majority of the Directors, who are not parties to the
Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.
The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a
period beginning not more than 90 days prior to August 1st of each applicable year, notwithstanding the fact that more than 365 days may have elapsed since the date on which such approval was last given.
8. Termination.  This Agreement may be terminated, with respect to any Fund, by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be
terminated, with respect to any Fund, at any time without penalty by the Board of Directors or by vote of a majority of the
outstanding voting securities of such Fund on 60 days' written notice to the Investment Manager.
9. Effect of Assignment.  This Agreement shall automatically terminate with respect to any Fund in the event of its assignment by the Investment Manager.  The term "assignment" for this
purpose having the meaning defined in Section 2(a)(4) of the
Investment Company Act.
10. Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a
Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.
11. Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the
Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.
12. Separate Agreement.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby
acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company Act, this Agreement shall be deemed to constitute a separate agreement between the
Investment Manager and each Fund.
13. Use of the Name "American Century".  The name "American
Century" and all rights to the use of the name "American
Century" are the exclusive property of American Century
Proprietary Holdings, Inc. ("ACPH").  ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name "American Century" in the name of the Company and any Fund.  Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each Fund.  In the event of such
revocation, the Company and each Fund using the name "American
Century" shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.
       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.
AMERICAN CENTURY INVESTMENT MANAGEMENT,
INC.
AMERICAN CENTURY INVESTMENT TRUST

Otis H. Cowan
Charles A. Etherington
Vice President
Senior Vice President

Schedule A
Investment Category Fee Schedules
Money Market Funds

Rate Schedules
Category Assets
Schedule
1
Schedule
2
Schedule
3
Schedule
4
First $1 billion
0.2500%
0.2700%
0.3500%
0.2300%
Next $1 billion
0.2070%
0.2270%
0.3070%
0.1870%
Next $3 billion
0.1660%
0.1860%
0.2660%
0.1460%
Next $5 billion
0.1490%
0.1690%
0.2490%
0.1290%
Next $15 billion
0.1380%
0.1580%
0.2380%
0.1180%
Next $25 billion
0.1375%
0.1575%
0.2375%
0.1175%
Thereafter
0.1370%
0.1570%
0.2370%
0.1170%
Bond Funds

Rate Schedules

Category
Assets
Schedu
le 1
Schedu
le 2
Schedu
le 3
Schedul
e 4
Schedu
le 5
Schedu
le 6
Schedu
le 7
Schedu
le 8
First $1
billion
0.2800
%
0.3100
%
0.3600
%
0.6100%
0.4100
%
0.6600
%
0.3800
%
0.4600
%
Next $1
billion
0.2280
%
0.2580
%
0.3080
%
0.5580%
0.3580
%
0.6080
%
0.3280
%
0.4080
%
Next $3
billion
0.1980
%
0.2280
%
0.2780
%
0.5280%
0.3280
%
0.5780
%
0.2980
%
0.3780
%
Next $5
billion
0.1780
%
0.2080
%
0.2580
%
0.5080%
0.3080
%
0.5580
%
0.2780
%
0.3580
%
Next $15
billion
0.1650
%
0.1950
%
0.2450
%
0.4950%
0.2950
%
0.5450
%
0.2650
%
0.3450
%
Next $25
billion
0.1630
%
0.1930
%
0.2430
%
0.4930%
0.2930
%
0.5430
%
0.2630
%
0.3430
%
Thereafte
r
0.1625
%
0.1925
%
0.2425
%
0.4925%
0.2925
%
0.5425
%
0.2625
%
0.3425
%
Equity Funds

Rate Schedules
Category
Assets
Schedule
1
Schedule 2
Schedule
3
Schedule
4
Schedule 5
First $1
billion
0.5200%
0.7200%
1.2300%
0.8700%
1.000%
Next $5
billion
0.4600%
0.6600%
1.1700%
0.8100%
0.9400%
Next $15
billion
0.4160%
0.6160%
1.1260%
0.7660%
0.8960%
Next $25
billion
0.3690%
0.5690%
1.0790%
0.7190%
0.8490%
Next $50
billion
0.3420%
0.5420%
1.0520%
0.6920%
0.8220%
Next $150
billion
0.3390%
0.5390%
1.0490%
0.6890%
0.8190%
Thereafter
0.3380%
0.5380%
1.0480%
0.6880%
0.8180%

Schedule B
Investment Category Assignments

American Century Investment Trust
Series
Category
Applicable
Fee
Schedule
Number
Prime Money Market Fund
Money Market Funds
3
Premium Money Market Fund
Money Market Funds
4
Diversified Bond Fund
Bond Funds
5
High-Yield Fund
Bond Funds
6
Inflation Protection Bond Fund
Bond Funds
7
Select Bond Fund
Bond Funds
5
High-Yield Bond Fund
Bond Funds
6
NT Diversified Bond Fund
Bond Funds
5
Core Plus Fund
Bond Funds
8
Short Duration Fund
Bond Funds
5

Schedule C
Complex Fee Schedules

Rate Schedules
Complex Assets
Institutional
Class
All Other
Classes
First $2.5
billion
0.1100%
0.3100%
Next $7.5 billion
0.1000%
0.3000%
Next $15.0
billion
0.0985%
0.2985%
Next $25.0
billion
0.0970%
0.2970%
Next $25.0
billion
0.0870%
0.2870%
Next $25.0
billion
0.0800%
0.2800%
Next $25.0
billion
0.0700%
0.2700%
Next $25.0
billion
0.0650%
0.2650%
Next $25.0
billion
0.0600%
0.2600%
Next $25.0
billion
0.0550%
0.2550%
Thereafter
0.0500%
0.2500%

Series
Inves
tor
Class
Insti
tu-
tiona
l
Class
Advis
or
Class
A
Clas
s
B
Clas
s
C
Clas
s
R
Cla
ss
> Diversified Bond Fund
Yes
Yes
No
Yes
Yes
Yes
Yes
> Premium Money Market Fund
Yes
No
No
No
No
No
No
> Prime Money Market Fund
Yes
No
No
Yes
Yes
Yes
No
> High-Yield Fund
Yes
Yes
No
Yes
Yes
Yes
Yes
> Inflation Protection Bond
Fund
Yes
Yes
No
Yes
Yes
Yes
Yes
> Select Bond Fund
Yes
Yes
No
Yes
Yes
Yes
Yes
> High-Yield Bond Fund
Yes
Yes
No
Yes
Yes
Yes
Yes
> NT Diversified Bond Fund
No
Yes
No
No
No
No
No
> Core Plus Fund
Yes
Yes
No
Yes
Yes
Yes
Yes
> Short Duration Fund
Yes
Yes
No
Yes
Yes
Yes
Yes

American Century Investment Trust
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American Century Investment Trust
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American Century  Schedule A: Investment Category Fee Schedules
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American Century Investment Trust Schedule A: Category Fee Schedules
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American Century  Schedule B: Complex Fee Schedules
ACIT Mgmt Agmt 080108.doc -07/08/08 4:15 PM page B-2
American Century Investment Trust Schedule B: Investment Category Assignments
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